Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT

     Each Massachusetts Business Trust (Trust) designated in Appendix 1 from time to time, acting severally, and Columbia Funds Distributor, Inc.
     (CFDI), a Massachusetts corporation, agree effective April 30, 1999, as amended and restated effective November 1, 2003:

1. APPOINTMENT OF CFDI. Each Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). Each Trust appoints CFDI as the principal underwriter and distributor of Shares of Funds designated in Appendix 1 (which appointment shall be exclusive except as otherwise provided in this Agreement). This
     Agreement will apply to each Fund as set forth on Appendix 1 as it may be amended from time to time.

2. SALE OF SHARES.

     a. CFDI'S Right to Purchase Shares from the Fund. CFDI, acting as principal for its own account and not as agent for each Trust, shall have the right to purchase Shares and shall sell Shares in accordance with each Fund's prospectus on a "best efforts" basis. CFDI shall purchase Shares, at a price equal to the net asset value, only as needed to fill orders. CFDI will receive all sales charges. CFDI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased.

     b. Appointment of Agent for Certain Sales of Shares at Net Asset Value. The
Trust may at any time designate its shareholder servicing, transfer and dividend disbursing agent as its agent to accept orders for (i) Class A Shares of the Funds at net asset value, or (ii) Class I Shares, or (iii) Class Z Shares, in each case from individuals or entities that are entitled to purchase such shares as provided in the Trust's prospectus, and to issue Shares directly to such purchasers.

     c. Refusal to Sell Shares; Direct Issue of Shares. The Trust may at any time (i) refuse to sell Shares hereunder or (ii) issue Shares directly to shareholders as a stock split or dividend.

3. REDEMPTION OF SHARES. The Trust will redeem in accordance with each Fund's prospectus all Shares tendered by CFDI pursuant to shareholder redemption requests. CFDI will notify the Trust at the end of each business day of the Shares of each Fund tendered.

4. COMPLIANCE. CFDI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies each Trust for any damage or expense from unlawful acts by CFDI and persons acting under its direction or authority.

5. EXPENSES. Each Trust will pay all expenses associated with:

         a.   the registration and qualification of Shares for sale;

         b.   shareholder meetings and proxy solicitation;

         c.   Share certificates;

         d.   communications to shareholders; and

         e.   taxes payable upon the issuance of Shares to CFDI.

     In connection with the distribution of shares of the Funds, CFDI will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Trust and CFDI with respect to a Fund or any particular class of shares of a Fund, (b) any contingent deferred sales charges applicable to the redemption of shares of a Fund or of any particular class of shares of a Fund, determined in the manner set forth in the then current Prospectus and Statement of Additional Information of that Fund, and (c) any applicable front-end sales charges applicable to the sale of shares of a Fund or of any particular class of shares of a Fund, less any applicable dealer discount.

     CFDI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

6. CONTINUATION, AMENDMENT OR TERMINATION.

     a. This Agreement (i) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (ii) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (iii) may be amended at any time by written agreement of the parties, each in accordance with the Act.

     b. This Agreement (i) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (ii) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by CFDI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

7. AGREEMENT AND DECLARATION OF TRUST. A copy of the document  establishing each
Trust is filed with the Secretary of The Commonwealth of Massachusetts. As to each Trust, this Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of such Trust individually but only upon the assets of such Trust.

Agreed:

EACH TRUST DESIGNATED IN APPENDIX 1             COLUMBIA FUNDS DISTRIBUTOR, INC.

By:      ____________________                      By:      ____________________
         Joseph R. Palombo,                                 Name:
         President of each Trust                            Title:

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                                                              APPENDIX 1

TRUST                                       SERIES
Columbia Funds Trust I
                                            Columbia High Yield Opportunity Fund
                                            Columbia Strategic Income Fund
                                            Columbia Tax-Managed Growth Fund
                                            Columbia Tax-Managed Growth Fund II
                                            Columbia Tax-Managed Value Fund
                                            Columbia Tax-Managed Aggressive Growth Fund

Columbia Funds Trust II
                                            Columbia Newport Japan Opportunities Fund
                                            Columbia Newport Greater China Fund
                                            Columbia Money Market Fund

Columbia Funds Trust III
                                            Columbia Mid Cap Value Fund
                                            Columbia Liberty Fund
                                            Columbia Global Equity Fund
                                            Columbia Contrarian Income Fund
                                            Columbia Intermediate Government Income Fund
                                            Columbia Quality Plus Bond Fund
                                            Columbia Corporate Bond Fund
                                            Columbia Federal Securities Fund

Columbia Funds Trust IV
                                            Columbia Tax-Exempt Fund
                                            Columbia Tax-Exempt Insured Fund
                                            Columbia Utilities Fund
                                            Columbia Municipal Money Market Fund


Columbia Funds Trust V
                                            Columbia California Tax-Exempt Fund
                                            Columbia Connecticut Tax-Exempt Fund
                                            Columbia Massachusetts Tax-Exempt Fund
                                            Columbia New York Tax-Exempt Fund
                                            Columbia Large Company Index  Fund
                                            Columbia U.S. Treasury Index Fund
                                            Columbia Small Company Index Fund
                                            Columbia Intermediate Tax-Exempt Bond Fund
                                            Columbia Massachusetts Intermediate Municipal Bond Fund
                                            Columbia Connecticut Intermediate Municipal Bond Fund
                                            Columbia New Jersey Intermediate Municipal Bond Fund
                                            Columbia New York Intermediate Municipal Bond Fund
                                            Columbia Rhode Island Intermediate Municipal Bond Fund
                                            Columbia Florida Intermediate Municipal Bond Fund
                                            Columbia Pennsylvania Intermediate Municipal Bond Fund

Columbia Funds Trust VI
                                            Columbia Growth & Income Fund
                                            Columbia Small Cap Value Fund
                                            Columbia Newport Asia Pacific Fund

Columbia Funds Trust VII
                                            Columbia Newport Tiger Fund
                                            Columbia Europe Fund

By:      ___________________________
         Joseph R. Palombo,
         President of each Trust


COLUMBIA FUNDS DISTRIBUTOR, INC.


By:      ___________________________
         Name:
         Title:

Dated:  November 1, 2003